                                                                      EXHIBIT 11

November 12, 2002


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Re:      The Enterprise Group of Funds, Inc.
         Registration Statement on Form N-14

Dear Sir or Madam:

I am counsel to The Enterprise Group of Funds, Inc., (the "Fund"), and in so acting, have reviewed the Fund's Registration Statement on Form N-14. Representatives of the Fund have advised that the Fund will file the Registration Statement pursuant to paragraph Rule 488 promulgated under the Securities Act of 1933. In connection therewith, the Fund has requested that I provide this letter.

In my examination of the Registration Statement, I have assumed the conformity to the originals of all documents submitted to me as copies.

Based upon the foregoing, I hereby advise you that:

         (1) the Fund is a corporation duly incorporated and validly existing in good standings under the laws of the State of Maryland; and

         (2) the Common Stock to be offered has been duly authorized and, when sold as contemplated in the Amendments, will be validly issued, fully paid and nonassessable.


Very truly yours,

/s/ Stuart M. Weitz

Stuart M. Weitz
Vice President - Legal Services